CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-96362 and 333-1422.



ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  March 30, 1999